CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 33-33012) pertaining to the 1989 Non-Qualified Stock Option Plan and the 1985 Incentive Stock Option Plan and (Form S-8 No. 333-25699) pertaining to the 1997 Non-Qualified Stock Option Plan of our report dated September 22, 2000, with respect to the consolidated financial statements of U.S. Global Investors, Inc. and Subsidiaries incorporated by reference in the Annual Report (Form 10-K) for the year ended June 30, 2000.


/s/ Ernst & Young LLP

San Antonio, Texas
September 22, 2000